EX-99.(j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 27, 2007 for Market Vectors ETF Trust (comprising Environmental Services ETF, Gold Miners ETF and Steel ETF) in this Registration Statement (Form N-1A No. 811-10325) of Market Vectors ETF Trust.



                                                           /s/ ERNST & YOUNG LLP


New York, New York
April 25, 2007